UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2008
UCBH Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

555 Montgomery Street
San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On November 14, 2008, UCBH Holdings, Inc., a Delaware corporation (the “Company”) issued to the United States Department of the Treasury (the “Treasury”), in exchange for aggregate consideration of $298,737,000, (i) 298,737 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series C, having a par value of $0.01 per share and a liquidation preference of $1,000 per share (the “Series C Preferred Stock”), and (ii) a warrant (the “Warrant”) to purchase up to 7,847,732 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $5.71 per share, subject to certain anti-dilution and other adjustments.
The rights, preferences and privileges of the Series C Preferred Stock are set forth in the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the “Certificate of Designations”), which the Company filed with the Secretary of State of the State of Delaware on November 12, 2008. In accordance with the Certificate of Designations, the Series C Preferred Stock will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter, but will only be paid when, as and if declared by the Company’s Board of Directors out of legally available funds. The Series C Preferred Stock cannot be redeemed during the first three years after issuance except with the proceeds from a “Qualified Equity Offering” (as defined in the Certificate of Designations). Thereafter, UCBH may elect to redeem the Series C Preferred Stock at the original purchase price plus accrued but unpaid dividends, if any. The Series C Preferred Stock ranks pari passu with the Company’s existing 8.50% Non-Cumulative Perpetual Convertible Series B Preferred Stock in terms of dividend payments and distributions upon liquidation, dissolution and winding up of the Company.
The Series C Preferred Stock was issued pursuant to a Letter Agreement incorporating the terms of the Securities Purchase Agreement — Standard Terms, between the Company and the Treasury, dated November 14, 2008 (the “Purchase Agreement”). The Purchase Agreement contains limitations on the payment of dividends on the Common Stock, including paying a quarterly cash dividend in excess of $0.04 per share of Common Stock, and on the Company’s ability to repurchase its Common Stock (which are described in more detail in Item 3.03 below). The Purchase Agreement grants the holders of the Series C Preferred Stock, the Warrant and the Common Stock to be issued under the Warrant certain registration rights.
The Warrant provides for anti-dilution adjustment of the exercise price and the number of shares of the Company’s Common Stock issuable upon its exercise, including, for example in the event of stock splits or distributions of securities or other assets to holders of the Company’s Common Stock, and upon certain issuances of the Company’s Common Stock at or below a specified price relative to the market price. In the event of a Qualified Equity Offering prior to December 31, 2009, the number of shares of the Company’s Common Stock issuable pursuant to the Treasury’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant. The Warrant expires ten years after its date of issuance.
The issuance and sale of the Series C Preferred Stock and the Warrant is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act. Both the Series C Preferred Stock and Warrant will be accounted for as components of Tier 1 capital.
Under the terms of the Purchase Agreement, the Company amended certain employment and change in control agreements to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008. The applicable executive compensation requirements apply to the compensation of the Company’s Chairman, President and Chief Executive Officer, Chief Financial Officer and three other most highly compensated senior executive officers. Consistent with its obligations under the Purchase Agreement, on November 14, 2008, the Company entered into amendments to its compensation arrangements with each of these five senior executive officers, among other things, to prevent the payment of golden parachute payments to such executives. Each of these requirements applies during the period that the Treasury owns any securities acquired pursuant to the Purchase Agreement or the Warrant.
Copies of the Purchase Agreement and the form of Warrant are being filed as exhibits to this Report on Form 8-K and are incorporated herein. The Certificate of Designations was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2008 and is incorporated by reference herein. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
Prior to November 14, 2011, unless the Company has redeemed the Series C Preferred Stock or the Treasury has transferred the Series C Preferred Stock to a third party, the consent of the Treasury will be required for the Company to (1) declare or pay any dividend or make any distribution on the Company’s Common Stock (other than regular quarterly cash dividends of not more than $0.04 per share of Common Stock) or (2) redeem, purchase or acquire any shares of the Company’s Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.
In addition, under the Certificate of Designations, the Company’s ability to declare or pay dividends or repurchase the Company’s Common Stock or other equity or capital securities will be subject to restrictions in the event that the Company fails to declare and pay (or set aside for payment) full dividends on the Series C Preferred Stock.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit Number	Description
4.1	Form of Certificate for the Series C Preferred Stock

4.2	Warrant for Purchase of Common Stock

10.1	Letter Agreement, dated November 14, 2008, between UCBH Holdings, Inc. and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto, with respect to the sale and issuance of the Series C Preferred Stock and the Warrant

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2008	By:	/s/ Craig S. On
Craig S. On
Executive Vice President and Chief Financial Officer